                                                       [FIRST UNION]
                                                       VARIABLE LIFE APPLICATION

                                        ALLMERICA FINANCIAL
[LOGO] ALLMERICA                        LIFE INSURANCE AND   440 Lincoln Street
       FINANCIAL-Registered Trademark-  ANNUITY COMPANY      Worcester, MA 01653
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IF OIR PLEASE COMPLETE SUPPLEMENTAL APPLICATION.
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1 INSURED The person upon whose life this insurance coverage is proposed.
--------------------------------------------------------------------------------

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First Name                          Middle                     Last


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Street Address                                         Years at this Address


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City                                 State                     Zip

(     )
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Daytime Telephone Number


M/        D/       Y/
  -------  -------  -------          ---------------------------------------
      Date of Birth                               State of Birth

                -         -
------------------------------------------------       M /  /   F /  /
Social Security Number                                      Sex


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Driver's License Number                                    State

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2 PAYMENT The monetary contribution to the policy.
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CHECK ONE:

[ /  / I have enclosed a check for my initial payment of $____________
       [(100 minimum)]and have received a temporary insurance agreement. (Please make check payable to Allmerica Financial Life Insurance and Annuity Company)]

[ /  / My initial payment will be transferred from another insurance company.
       Approximate amount $________________________
       Name of transferring company___________________________
       My Transfer of Assets form is attached.       Yes /  /
       My present contract has a loan that I wish to carry over to the
       new contract      Yes /  /   No /  /
       Loan carry over amount $ ____________. ]

[2a    I WANT TO MAKE FUTURE PAYMENTS OF $___________:
        /  /Annually   /  /Semi-Annually   /  /Quarterly   /  /Monthly
        (I have included a voided check and Bank Drafting Form.)]

[2b PAYMENT REMINDER NOTICES WILL BE SENT TO THE POLICYOWNER UNLESS SPECIFIED OTHERWISE HERE:

       --------------------------------------------------------
       Name

       --------------------------------------------------------
       Street Address

       --------------------------------------------------------
       City                  State                    Zip

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3 POLICYOWNER   The person or entity exercising the policy's contractual rights.
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       THE POLICYOWNER WILL BE THE INSURED UNLESS SPECIFIED HERE:


       --------------------------------------------------------
       Name

       --------------------------------------------------------
       Street Address

       --------------------------------------------------------
       City                  State                    Zip

       Social Security or Tax I.D. Number
                                          ----------------------------

       Trust Date M/       D/         Y/        (if Trust owned)
                   --------  --------  --------

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4 ALLOCATION   How I want my payments allocated.
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Complete Section 4a. Future payments will be allocated according to this selection unless changed by me.

4a /  /ALLOCATE MY PAYMENT AS FOLLOWS: Use whole percentages.
       YOUR TOTAL ALLOCATION MUST EQUAL 100%.


     [ ____% AIM V.I. Cap. App.          ____% Fed Am Ldrs Fnd II

       ____% AIM V.I. Value              ____% Fed High Inc Bnd II

       ____% AIT Money Market            ____% Fed Prime Mon Fnd II

       ____% Alger Am. Growth            ____% Templeton Int'l Eqty

       ____% Alger Am. Sm. Cap.          ____% Templeton Glbl Asst

       ____% Alger Am. Lv. Allcp.        ____% MFS Gr. w/ Income

       ____% Dreyfus Cap. App.           ____% MFS Utilities

       ____% Dreyfus Qual. Bond          ____% Oppenheimer Main St. Growth
                                                & Income
       ____% Dreyfus Soc. Resp. Growth
                                         ____% Oppenheimer Small Cap Growth/VA
       ____% Evergrn VA Eqty Indx
                                         ____% Oppenheimer Strategic Bon/VA
       ____% Evergrn VA Fund
                                         ____% Fixed Account
       ____% Evergrn VA Glbl Ldrs

       ____% Evergrn VA Sm Cp Vl         100% TOTAL ]


       Deductions of all charges will be made pro rata according to the value of each account and the Fixed Account unless otherwise specified in the "Remarks" section of the application.

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4b AUTOMATIC ACCOUNT REBALANCING
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   /  / I elect Automatic Account Rebalancing among the variable accounts to the allocation specified in Section 4a of the main application.

        /  / Month    /   /Quarterly    /  /Semi-Annually    /  /Annually


11365                             FUIT                                  PAGE 1

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4C DOLLAR COST AVERAGING
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   Select one account from which to transfer money. Be sure you have money allocated to this account in Section 4a.

   Transfer $____________________ [($100 minimum)]

   EVERY: / / Month  / / Quarter  / / 6 Months  / / 12 Months
   FROM: [/ / Fixed Account / / Allmerica Money Market Fund]
      [THIS ACCOUNT CANNOT BE SELECTED IN THE ALLOCATION BELOW.]
   [TO:

     ____% AIM V.I. Cap. App.        ____% Fed Am Ldrs Fnd II
     ____% AIM V.I. Value            ____% Fed High Inc Bnd II
     ____% AIT Money Market          ____% Fed Prime Mon Fnd II
     ____% Alger Am. Growth          ____% Templeton Int'l Eqty
     ____% Alger Am. Sm. Cap.        ____% Templeton Glbl Asst
     ____% Alger Am. Lv. Allcp.      ____% MFS Gr. w/ Income
     ____% Dreyfus Cap. App.         ____% MFS Utilities
     ____% Dreyfus Qual. Bond        ____% Oppenheimer Main St. Growth & Income
     ____% Dreyfus Soc. Resp.        ____% Oppenheimer Small Cap Growth/VA
           Growth                    ____% Oppenheimer Strategic Bon/VA
     ____% Evergrn VA Eqty Indx      ____% Fixed Account
     ____% Evergrn VA Fund
     ____% Evergrn VA Glbl Ldrs
     ____% Evergrn VA Sm Cp Vl       100% TOTAL ]

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5 INSURANCE
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   5a I WANT $_______________ IN LIFE INSURANCE COVERAGE.

   5b I WANT INSURANCE COVERAGE TO BE: (Choose one)
      / / Option 1 Level - Insurance coverage remains constant.
      / / Option 2 Adjustable - Insurance coverage changes with
          the value of your policy
      / / Option 3 Level - Cash Value Accumulation Test

   5c I WANT THE FOLLOWING ADDITIONAL INSURANCE BENEFITS:
     [/ / Waiver of payment upon disability
      / / Other Insured Rider (Complete Supplementary Application) / / Guaranteed Death Benefit Rider]

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6 BENEFICIARY
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   The Primary Beneficiary is the person or entity who will receive the policy proceeds. The Contingent Beneficiary is the person or entity who will receive the policy proceeds should the Primary Beneficiary not survive the insured.

   _____________________________________________________________________________
   Name of Primary Beneficiary                        Relationship to Insured

   _____________________________________________________________________________
   Name of Contingent Beneficiary                     Relationship to Insured

   If the beneficiary is a trust, please specify trust date.

   M/_______ D/_______ Y/_______

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7 REPLACEMENT OF OTHER CONTRACTS
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   WILL THE PROPOSED POLICY REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE
   CONTRACT?

   / / Yes / / No

   If yes, list company name and policy number.

   _____________________________________________________________________________

   _____________________________________________________________________________

   Total life insurance in force $_______________.

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8 INFORMATION ABOUT THE INSURED
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   8a I HAVE HAD AN ILLNESS OR INJURY DURING THE PAST SIX MONTHS THAT HAS
      PREVENTED ME FROM WORKING FIVE CONSECUTIVE DAYS.
      / / Yes / / No    If yes, please explain:

      __________________________________________________________________________

      __________________________________________________________________________

   8b PLEASE PROVIDE THE NAME OF LAST PHYSICIAN CONSULTED, DATE AND REASON FOR
      CONSULTATION.

      __________________________________________________________________________

      __________________________________________________________________________

   8c DURING THE PAST THREE YEARS I HAD A MOTOR VEHICLE LICENSE SUSPENDED OR
      REVOKED OR WAS CONVICTED OF EITHER DRIVING WHILE INTOXICATED OR OF MORE THAN ONE MOVING VIOLATION.
      / / Yes / / No     If yes, please explain:

      __________________________________________________________________________

      __________________________________________________________________________

   8d DURING THE PAST TWO YEARS I HAVE PARTICIPATED IN OR I INTEND TO
      PARTICIPATE IN:
      / / Scuba diving / / Parachuting  / / Motor racing
      / / Hang gliding or similar flying activity

      __________________________________________________________________________

      __________________________________________________________________________

   8e DURING THE PAST TWO YEARS I HAVE FLOWN AS OR I INTEND TO FLY AS A TRAINEE,
      PILOT OR CREW MEMBER.
      / / Yes / / No

   8f DURING THE PAST 24 MONTHS, I HAVE USED TOBACCO IN ANY FORM.
     / / Yes / /No

   8g I CURRENTLY USE:
      / / Cigars / / Pipe / / Chewing tobacco / / Cigarettes
      / / Other tobacco product
          (Please specify)______________________________

   8h I WILL BE TRAVELING OUTSIDE OF THE UNITED STATES OR CANADA IN THE NEXT SIX
      MONTHS:
      / / Yes / / No, If yes, please indicate country:

      __________________________________________________________________________

  [8i CURRENT EMPLOYMENT.

      Name of Employer ___________________________________

      Occupation and Responsibilities _______________________

      _________________________________________________________________________]

  [8j INCOME.

   My annual earned income is        $__________________
   My annual unearned income is      $__________________
   My net worth is                   $__________________]


11365                                   FUIT                             PAGE 2

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9 TELEPHONE ACCESS
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   Unless I did not accept the Telephone Access privilege, I understand that
   Allmerica Financial Life Insurance and Annuity Company is authorized to honor telephone requests by me, or by individuals authorized by me, to transfer account values among sub-accounts and to change the allocation of my future payments. I also understand that the withdrawal of funds from my account cannot be transacted by telephone or fax instructions.

   / / I do not accept this Telephone Access privilege.

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[10 REMARKS                                                                    ]
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ACKNOWLEDGMENTS AND SIGNATURES
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   NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY:
   "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."

   NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/ PENNSYLVANIA/WASHINGTON, D.C. RESIDENTS ONLY: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."

   NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree."

   THIS VARIABLE LIFE POLICY IS NOT: A BANK DEPOSIT OR OBLIGATION; FEDERALLY INSURED; ENDORSED BY ANY BANK OR GOVERNMENT AGENCY.

                                                          [GRAPHIC]  [GRAPHIC]

   I acknowledge receipt of current Prospectuses describing the [flexible premium variable life insurance policy] I am applying for, and the underlying Funds.

   I UNDERSTAND THAT ANY DEATH BENEFITS IN EXCESS OF THE FACE AMOUNT AND ANY POLICY VALUE OF THE [FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY] APPLIED FOR, MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS OF THE VARIABLE ACCOUNT. THE POLICY VALUE ALLOCATED TO THE FIXED ACCOUNT WILL ACCUMULATE INTEREST AT A RATE SET BY THE COMPANY WHICH WILL NOT BE LESS THAN THE MINIMUM GUARANTEED RATE OF [4%] ANNUALLY. THERE IS NO GUARANTEED MINIMUM POLICY VALUE. THE POLICY VALUE MAY DECREASE TO THE POINT WHERE THE POLICY WILL LAPSE AND PROVIDE NO FURTHER DEATH BENEFIT WITHOUT ADDITIONAL PREMIUM PAYMENTS.

   It is agreed that: (1) The application consists of this application form, the medical questionnaire and the supplemental application to apply for insurance on family members, if it applies; (2) The representations are true and complete to the best of my knowledge and belief; (3) No liability exists and the insurance applied for will not take effect until the policy is delivered and the premium is paid during the lifetime of the proposed insured(s) and then only if the proposed insured(s) has (have) not consulted or been treated by any physician or practitioner of any healing art nor had any tests listed in the application since its completion; but, if the premium is paid prior to delivery of the policy and a temporary insurance agreement is delivered by the representative, insurance will be effective subject to terms of the temporary insurance agreement; and (4) No registered representative or broker is authorized to amend, alter, or modify the terms of this agreement.


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   Signature of Insured                                               Date


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   Signature of Owners (if other than Insured)                        Date


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   Signed at City                                 State


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   Official Title/Capacity

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FOR REGISTERED REPRESENTATIVE USE ONLY
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   Does the policy applied for replace an existing annuity or life insurance policy?

   / / Yes / / No

   If yes, attach replacement forms as required.

   As Registered Representative, I certify witnessing the signature of the applicant and that the information in this application has been accurately recorded, to the best of my knowledge and belief.

   Based on the information furnished by the Owner or Insured in this application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Owner. I further certify that the Prospectuses were delivered and that no written sales materials other than those furnished or approved by the Company were used.


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   Signature of Registered Representative                           Date

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   Print Name of Registered Representative                     TR Code/Reg Rep #

   (   )                                             (   )
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   Telephone                                         FAX

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   Name of Broker/Dealer                             Branch #

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   Branch Office Street Address

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   City                               State                Zip

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FOR HOME OFFICE USE ONLY
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11365                                 FUIT                               PAGE 3

                                                       FIRST UNION
                                                       VARIABLE LIFE APPLICATION

                                        ALLMERICA FINANCIAL
[LOGO] ALLMERICA                        LIFE INSURANCE AND   440 Lincoln Street
       FINANCIAL-Registered Trademark-  ANNUITY COMPANY      Worcester, MA 01653
--------------------------------------------------------------------------------
                    APPLICATION FOR SIMPLIFIED UNDERWRITING
--------------------------------------------------------------------------------

PROPOSED INSURED NAME:                        Sex: /  / Male  /  / Female
Address:                                      Date of Birth:
                                              State of Birth:
Telephone No.:                                Proposed Insured S.S. No.:
PROPOSED OWNER NAME:                          Proposed Owner S.S. No.:
Address:

PRIMARY BENEFICIARY:             Relationship to Insured:
CONTINGENT BENEFICIARY:          Relationship to Insured:
INSURANCE AMOUNT APPLIED FOR: $
INSURANCE COVERAGE OPTION:  /  /Option 1 Level--Coverage remains constant
                            /  /Option 2 Adjustable--Coverage changes with the
                                value of policy
                            /  /Option 3 Level--Cash Value Accumulation Test

REPLACEMENT: /  /Yes  /  /No   Will the proposed policy replace any existing
                               annuity or life insurance contract?
            (a) Current amount of life insurance in effect: $
            (b) Company Name:                          (c) Policy No.:
TELEPHONE ACCESS:  /  /Accept  /  /Decline
--------------------------------------------------------------------------------
  GIVE DETAILS TO ALL YES ANSWERS IN REMARKS. INCLUDE ALL DATES AND DIAGNOSES.
--------------------------------------------------------------------------------
1. Has the proposed insured within the last two years or does the proposed insured in the future intend to:
   /  /Yes   /  /No (a) fly as a pilot, student or crew member in any type of aircraft?
   /  /Yes   /  /No (b) engage in underwater diving, parachuting, hang gliding, auto, boat or motor cycle racing?
   /  /Yes   /  /No (c) travel or reside outside of the United States or Canada?

2. Has the proposed insured ever had or been advised to receive treatment for:
   /  /Yes   /  /No (a) heart trouble, high blood pressure, diabetes, cancer, tumor, epilepsy, asthma, emphysema or any disorder of the blood vessels?
   /  /Yes   /  /No (b) disease or disorder of the stomach, intestine, liver, lungs, kidneys, brain, prostate or reproductive organs?
   /  /Yes   /  /No (c) alcohol or drug abuse or any mental or nervous
                        condition?

3. /  /Yes   /  /No Has the proposed insured ever tested positive on an Acquired
                    Immune Deficiency Syndrome (AIDS) related test?

4. /  /Yes   /  /No Has the proposed insured used tobacco in any form in the past 24 months?

5. /  /Yes   /  /No For reasons not already provided, in the last 12 months has the proposed insured received or been advised to receive, or in the future anticipate receiving, any medical treatment, medical testing, hospitalization or surgery?

6. /  /Yes   /  /No In the last 12 months, has the proposed insured used any prescription drugs?
REMARKS:

Amount paid with this application: $                 1035 Exchange/Transfer of Assets  /  /Yes   /  /No
Future payments of $                      Paid:  /  /Annually   /  /Semi-Annually  /  /Quarterly   /  /Monthly
                                    ALLOCATION OF INITIAL PAYMENT:         DOLLAR COST AVERAGING:  /  /Yes   /  /No
                                                                           Source Account:
                                                                           Dollar Amount:
AIM V.I. Cap. App.                                   %                             %
AIM V.I. Value                                       %                             %
AIT Money Market                                     %                             %
Alger Am. Growth                                     %                             %
Alger Am. Sm. Cap.                                   %                             %
Alger Am. Lv. Allcp.                                 %                             %
Dreyfus Cap. App.                                    %                             %
Dreyfus Qual. Bond                                   %                             %
Dreyfus Soc. Resp. Growth                            %                             %
Evergrn VA Eqty Indx                                 %                             %
Evergrn VA Fund                                      %                             %
Evergrn VA Glbl Ldrs                                 %                             %
Evergrn VA Sm Cp VI                                  %                             %
Fed Am Ldrs Fnd II                                   %                             %
Fed High Inc Bnd II                                  %                             %
Fed Prime Mon Fnd II                                 %                             %
Templeton Int'l Eqty                                 %                             %
Templeton Glbl Asst                                  %                             %
MFS Gr. w/ Income                                    %                             %
MFS Utilities                                        %                             %
Oppenheimer Main St. Growth & Income                 %                             %
Oppenheimer Small Cap Growth/VA                      %                             %
Oppenheimer Strategic Bon/VA                         %                             %
Fixed Account                                        %                             %

100% TOTAL

DOLLAR COST AVERAGING FREQUENCY: /  /Monthly   /  /Quarterly  /  /Semi-Annually  /  /Annually

AUTOMATIC ACCOUNT REBALANCING: /  /Yes  /  /No    If Yes:  /  /Monthly   /  /Quarterly  /  /Semi-Annually  /  /Annually
* Future payments will be allocated in accordance with the allocation of the initial payment unless otherwise specified.
* Deductions of all charges will be made pro rata according to the value of each account and the Fixed Account.

    White - Allmerica   Yellow - FUIG       Pink - Agent     Blue - Customer
11367

ACKNOWLEDGMENTS AND SIGNATURES

NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."

NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA/WASHINGTON D.C. RESIDENTS ONLY: "Any person should knowingly and with intent to defraud any insurance company or other person files an application for insurance or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."

NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree."

THIS LIFE POLICY IS NOT: A BANK DEPOSIT OR OBLIGATION; FEDERALLY INSURED; ENDORSED BY ANY BANK OR GOVERNMENTAL AGENCY.

TELEPHONE ACCESS PRIVILEGE: If I accepted the telephone access privilege, I understand that Allmerica Financial Life Insurance and Annuity Company is authorized to honor telephone requests by me, or by individuals authorized by me, to transfer account values among sub-accounts and to change the allocation of my future payments. I also understand that the withdrawal of funds from my policy cannot be transacted by telephone or fax instructions.

I acknowledge receipt of current Prospectus describing the ___________ policy I am applying for, and the underlying Funds.

I understand that any death benefits in excess of the face amount and any policy value of the [flexible premium variable life insurance policy] applied for, may increase or decrease to reflect the investment experience of the sub-accounts of the variable account. The policy value allocated to the Fixed Account will accumulate interest at a rate set by the Company which will not be less than the minimum guaranteed rate of 4% annually. There is no guaranteed minimum policy value. The policy value may decrease to the point where the policy will lapse and provide no further death benefit without additional premium payments.

It is agreed that: (1) The application consists only of this application form;
(2) the representations are true and complete to the best of my knowledge and belief; (3) No liability exists and the insurance applied for will not take effect until the policy is delivered and the premium is paid during the lifetime of the proposed insured and then only if proposed insured has not consulted or been treated by any physician or practitioner of any healing art nor had any test listed in the application since its completion; but, if the premium is paid prior to the delivery of the policy and a temporary life insurance agreement is delivered by the representative, insurance will be effective subject to the terms of the temporary life insurance agreement; and (4) No registered representative or broker is authorized to amend, alter or modify the terms of this agreement.


Signed at                                           Date:
         -----------------------------------             ------------------


---------------------------------------------
Signature of Proposed Insured


---------------------------------------------                [GRAPHIC] [GRAPHIC]
Owner (if other than Proposed Insured)


--------------------------------------------------------------------------------
                         REPLACEMENT AND CERTIFICATION
--------------------------------------------------------------------------------
                            REPORT BY AGENCY OFFICE

Agent Code #

TO THE BEST OF YOUR KNOWLEDGE IS A REPLACEMENT INVOLVED? / / Yes / / No

As a Registered Representative, I certify witnessing the signature of the applicant and that the questions on this application have been asked, answered and accurately recorded, to the best of my knowledge and belief. Based on the information furnished by the Owner or Insured in this application, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the Owner. I further certify that the Prospectuses were delivered and that no written sales materials other than those furnished and approved by the Company were used.


                   -------------------------------------------------------------
                   Signature of Registered Representative              Date


                   -------------------------------------------------------------
                   Print Name


    White - Allmerica   Yellow - FUIG       Pink - Agent     Blue - Customer
11367